Exhibit 10.1

ASSET PURCHASE AGREEMENT

This Asset Purchase Agreement (this ‘‘Agreement’’) is entered into effective as of March 12, 2013 by and between Targeted Growth, Inc., a Washington corporation (“Seller”), and Global Clean Energy Holdings, Inc., a Delaware corporation (“Purchaser”).  Purchaser and Seller are referred to collectively herein as the ‘‘Parties.’’

A.           Seller is a crop biotechnology company focused on developing products with enhanced yield and improved quality for the agriculture and energy industries, including development programs for corn, soybean, canola, rice, wheat, and Camelina sativa.

B.           Seller owns certain rights and other assets related to its program of developing intellectual property and managing breeding activities for the development of Camelina sativa as a biofuels feedstock (the “Program”)

C.           This Agreement contemplates a transaction in which Purchaser will purchase from Seller substantially all of Seller’s assets (and assume certain liabilities) related to the Program in return for a promissory note and the issuance of shares of common stock of the Purchaser.

D.           Concurrently with the execution of this Agreement, and as a condition to Seller’s agreement to enter into this Agreement, Seller and Purchaser will also enter into (i) a sublease of Seller’s Bozeman, Montana facility, (ii) a services agreement under which employees of Seller will provide services to Purchaser and Purchaser will provide Seller access to certain equipment transferred to Purchaser pursuant to this Agreement, and (iii) a stock escrow agreement, which provides for a source of funds for potential indemnification claims by Purchaser under this Agreement.

E.           Concurrently with the execution of this Agreement, and as a condition to Seller’s agreement to enter into this Agreement, Seller and Purchaser are entering into a long-term license agreement under which Seller will grant Purchaser a royalty-bearing, world-wide, exclusive license for use of Seller’s “KRP” and “Revoluta IP” (the “Licensed IP”) for use with camelina.

F.           Concurrently with the execution of this Agreement, and as a condition to Purchaser’s agreement to enter into this Agreement, Seller, Purchaser and Green Earth Fuels, LLC are entering into a LLC Interest Purchase Agreement under which Purchaser will purchase from Seller and Green Earth Fuels all the outstanding membership interests in Sustainable Oils, LLC.

Now, therefore, in consideration of the premises and the mutual promises herein made, and in consideration of the representations, warranties, and covenants herein contained, the Parties agree as follows.

1. Basic Transaction.

(a) Purchase and Sale of Assets. On and subject to the terms and conditions of this Agreement, Purchaser agrees to purchase from Seller, and Seller agrees to sell, transfer, convey, and deliver to Purchaser, all of Seller’s right, title, and interest in the assets set forth on Exhibit A (collectively, the “Purchased Assets”) for the consideration specified below in this Section 1.

Other than the Purchased Assets set forth in this Section 1, Purchaser is not acquiring from Seller any assets or rights.

(b) Assumption of Liabilities.  On and subject to the terms and conditions of this Agreement, Purchaser agrees to assume and become responsible for at the Closing all liabilities and obligations of Seller under the Purchased Assets arising after the Closing (collectively, the “Assumed Liabilities”).  Purchaser will not assume or have any responsibility with respect to any other obligation or liability of Seller not included within the definition of Assumed Liabilities, including any liabilities for taxes of Seller or relating to the Program, the Purchased Assets or the Assumed Liabilities for any tax period prior to the Closing, or taxes that arise out of the consummation of the transactions contemplated hereby.

(c) Purchase Price. Purchaser agrees to pay to Seller at the Closing the purchase price for the Purchased Assets (the “Purchase Price”), payable through the delivery by Purchaser of (i) a secured promissory note in the principal amount of $1,300,000 (the “Promissory Note”) and (ii) the issuance of an aggregate of Forty Million (40,000,000) shares of Purchaser’s common stock, $0.001 par value per share (the “Shares”) to Seller.

(d) The Closing.  The closing of the transactions contemplated by this Agreement (the ‘‘Closing’’) will take place at 9:00 a.m. local time on March 13, 2013, or such other time as Seller and Purchaser may mutually agree in writing.  The Closing shall take place through an exchange of consideration and documents using overnight courier service, electronic mail or facsimile.

(e) Deliveries at the Closing.

(i) Seller’s Deliverables. At the Closing, Seller will deliver to Purchaser:

(A) an executed bill of sale in the form attached hereto as Exhibit B,

(B) an executed assignment of patent in the form attached hereto as Exhibit C (the “Patent Assignment”);

(C) an executed stock escrow agreement, in the form attached hereto as Exhibit D (the “Escrow Agreement”)

(D) an executed registrant name change agreement, or such other instruments as may be required by the registrar(s) of the domain name “susoils.com,” to effect the transfer of the registration of such domain name to Purchaser (the “Domain Assignment”);

(E) an executed sublease agreement (the “Sublease Agreement”), in the form attached hereto as Exhibit E;

(F) an executed services agreement (the “Services Agreement”), in the form attached hereto as Exhibit F;

(G) an executed  Security Agreement (the “Security Agreement”), in the form attached hereto as Exhibit I; and such other documents as Purchaser and its counsel may reasonably request in connection with the transfer of title to the Purchased Assets to Purchaser and the consummation of the transactions contemplated by this Agreement.

(ii) Purchaser’s Deliverables.  At the Closing, Purchaser will deliver to Seller:

(A) an executed Patent Assignment, Escrow Agreement, Domain Assignment, Sublease Agreement, Security Agreement and Services Agreement;

(B) an executed Promissory Note, in the form attached hereto as Exhibit H;

(C) copy of written instructions to Purchaser’s transfer agent instructing the transfer agent to issue a stock certificate for 36,000,000 shares of common stock of Purchaser, $0.001 par value per share, in the name of Seller and to deliver that stock certificate, by overnight courier, to Seller at the address listed in Section 7(g);

(D) copy of written instructions to Purchaser’s transfer agent instructing the transfer agent to issue a stock certificate for 4,000,000 shares of common stock of Purchaser, $0.001 par value per share, issued in the name of Seller, and to deliver that stock certificate, by overnight courier, to the Escrow Agent (as defined in the Escrow Agreement) to be held pursuant to the terms of the Escrow Agreement;

(E) such other documents as Seller and its counsel may reasonably request in connection with the consummation of the transactions contemplated by this Agreement.

(f) Allocation.  Purchaser and Seller agree to allocate the Purchase Price to the Purchased Assets in the manner set forth on Exhibit G.  Purchaser and Seller will report, act and file all tax returns (including, but not limited to Internal Revenue Service Form 8594) consistent with this allocation.  Purchaser and Seller will not take any position (whether in audits, tax returns or otherwise) that is inconsistent with such allocations unless required to do so by applicable law.

2. Seller’s Representations and Warranties. Seller represents and warrants to Purchaser that the statements contained in this Section 2 are correct and complete as of the date of Closing, except as set forth in the disclosure schedule accompanying this Agreement (the ‘‘Disclosure Schedule’’) The Disclosure Schedule will be arranged in paragraphs corresponding to the lettered and numbered paragraphs contained in this Section 2.

(a) Organization of Seller.  Seller is a corporation duly organized, validly existing, and in good standing under the laws of the state of Washington.

(b) Authorization of Transaction.  Seller has full corporate power and authority to execute and deliver this Agreement, and all documents and agreements necessary to give effect to the provisions of this Agreement, and to perform its obligations hereunder and thereunder. This Agreement and all other agreements and documents executed in connection herewith constitute the valid and legally binding obligation of Seller, enforceable in accordance with their terms and conditions.  The execution, delivery and performance of this Agreement and all other agreements contemplated hereby and the consummation of the sale of the Purchased Assets have been duly authorized by Seller.

(c) Non-contravention. Neither the execution and delivery of this Agreement, nor the consummation of the transactions contemplated by this Agreement will (i) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which Seller is subject, or any provision of Seller’s Articles of Incorporation or Bylaws or (ii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument, or other arrangement to which Seller is a party or by which it is bound or to which any of its assets is subject (or result in the imposition of any lien upon any of its assets, including the Purchased Assets), except where the violation, conflict, breach, default, acceleration, termination, modification, cancellation or failure to give notice would not have a material adverse affect on the Purchased Assets.  Seller is not required to give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order for the Parties to consummate the transactions contemplated by this Agreement.

(d) Brokers’ Fees.  Seller has no liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement for which Purchaser could become liable or obligated.

(e) Title to Tangible Assets.  Except as set forth on the Disclosure Schedule, and except for the security interest in certain assets held by UOP LLC, Seller has good, valid and marketable title to, or a valid leasehold interest in, the Purchased Assets, free and clear of any liens, mortgages, pledges, security interests and other encumbrances.

(f) Intellectual Property.

(i) Ownership of Intellectual Property.  Section 2(f) of the Disclosure Schedule lists all (A) trade names, trademarks and service marks (whether registered or unregistered), logos, and Internet domain names (collectively, “Marks”); (B) patents and applications therefor, including continuation, divisional, continuation in part, or reissue patent applications and patents issuing thereon (collectively, “Patents”); (C) copyright registrations and applications therefor (collectively, “Copyrights”), in each instance used, or materially useful in the Program, but specifically excluding the Licensed IP (collectively, the “Owned Intellectual Property”).  Seller has taken all necessary actions to maintain each item of Owned Intellectual Property in the jurisdictions listed in Section 2(f) that Seller has registered or applied to register for, including, but not limited to, payment of maintenance fees, filing of applications for renewal and affidavits of use before the United States Patent and Trademark Office, the United States Copyright Office, or in any similar governmental authority. Except as set forth in Section 2(f) of the Disclosure Schedule, Seller has not leased, licensed or otherwise granted any of its rights to or under the Owned Intellectual Property to any person or entity (other than Purchaser).

(ii) No Infringement.   To the knowledge of Seller, there are no allegations, facts or circumstances to the effect that the Purchased Assets infringe upon, misappropriate or otherwise violate the intellectual property rights of any third party.  Seller has not received any notice or claim (A) challenging Seller’s complete and exclusive ownership of the Owned Intellectual Property or suggesting that any third party has any claim of legal or beneficial ownership with respect thereto; or (B) challenging or questioning the validity or enforceability of any of the Owned Intellectual Property and, to Seller’s knowledge, the Owned Intellectual Property has not been challenged or threatened in any way.  To the knowledge of Seller, no Patent has been or is now involved in any interference, reissue, reexamination or opposition proceeding or any other litigation or proceeding of any kind. Seller has not granted to any third party any right, license or permission to practice any of the Patents.  The term “Seller’s knowledge” or “knowledge of Seller” means actual knowledge of Robert Woods, Margaret McCormick, Anne Mueller, and Fernando Guillen obtained or obtainable after due inquiry and reasonable investigation.

(g) Litigation.  There is no litigation, proceeding, governmental investigation, arbitration or other action at law or in equity, pending or, to the knowledge of Seller, threatened against or relating to the Purchased Assets or the transactions contemplated by this Agreement.

(h) Investment Representations. Seller acknowledges and agrees that the issuance of the Shares to Seller pursuant to this Agreement will not be registered under the Securities Act of 1933, as amended (the “Securities Act”), and that the Shares will be issued to Seller in a private placement transaction effected in reliance on an exemption from the registration requirements of the Securities Act, Washington state securities laws and these representations. Seller represents that it is acquiring the Shares for Seller’s own account for investment and not with a view to distribution or resale other than in compliance with applicable securities laws.  Seller acknowledges that the Shares will be “restricted securities” under federal and state securities laws and these shares must be held indefinitely unless they are subsequently registered under the Securities Act or an exemption from registration is available.

(i) Disclaimer of Other Representations and Warranties.  Except as expressly set forth in this Section 2, Seller makes no representation or warranty, express or implied, at law or in equity, in respect of the Program or any of its assets (including, without limitation, the Purchased Assets), liabilities or operations, including, without limitation, with respect to merchantability or fitness for any particular purpose, and any such other representations or warranties are hereby expressly disclaimed.

3. Purchaser’s Representations and Warranties. Purchaser represents and warrants to Seller that the statements contained in this Section 3 are correct and complete as of the date of Closing.

(a) Organization of Purchaser.  Purchaser is a corporation duly organized, validly existing, and in good standing under the laws of the state of Delaware.

(b) Authorization of Transaction.  Purchaser has full corporate power and authority to execute and deliver this Agreement, and all documents and agreements necessary to give effect to the provisions of this Agreement, and to perform its obligations hereunder and thereunder.  This Agreement and all other agreements and documents executed in connection herewith, constitute the valid and legally binding obligations of Purchaser, enforceable in accordance with its terms and conditions. The execution, delivery and performance of this Agreement and all other agreements contemplated hereby and the consummation of the purchase of the Purchased Assets have been duly authorized by Purchaser.

(c) Non-contravention. Neither the execution and delivery of this Agreement, nor the consummation of the transactions contemplated by this Agreement will (i) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which Seller is subject, or any provision of Purchaser’s Certificate of Incorporation or Bylaws or (ii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument, or other arrangement to which Purchaser is a party or by which it is bound or to which any of its assets is subject (or result in the imposition of any lien upon any of its assets), except where the violation, conflict, breach, default, acceleration, termination, modification cancellation or failure to give notice would not be material.  Purchaser is not required to give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order for the Parties to consummate the transactions contemplated by this Agreement.

(d) Brokers’ Fees.  Purchaser has no liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement for which Seller could become liable or obligated.

(e) Shares.  When issued to Seller, the Shares will be validly issued, fully paid, and nonassessable, and Seller will have good title to the Shares, free and clear of any liens, mortgages, pledges, security interests and other encumbrances.

4. Survival of Representations and Warranties.  The representations and warranties of the parties contained in Sections 2 and 3 will survive the Closing for fifteen (15) months (the “Survival Period”), provided, however, that the representations and warranties contained in Sections 2(a), 2(b), 2(d), 3(a), 3(b), and 3(d) shall survive until the expiration of the applicable statute of limitations.  The Parties hereby agree that the foregoing is specifically intended to limit the time period within which a party may file a claim for indemnification under this Agreement, notwithstanding any applicable statute of limitations.  The covenants set forth in this Agreement that are to be performed at or after the Closing will survive until fully discharged and performed, and any claims for indemnification in respect of a breach of these covenants may be made at any time within the applicable statute of limitations.

5. Remedies for Breaches of this Agreement.

(a) Indemnification by Seller.  Seller will indemnify Purchaser and its officers, directors, stockholders, employees, affiliates, successors and permitted assigns (collectively, the “Purchaser Indemnified Parties”) from and against all penalties, fines, judgments, claims, assessments, losses, damages, liabilities, costs and reasonable expenses, including reasonable attorneys’ fees (collectively, “Losses”) that the Purchaser Indemnified Parties may suffer or sustain by reason of or arising out of any inaccuracy in any representation or warranty of Seller contained in this Agreement, or any breach of any covenant or agreement of Seller contained in this Agreement.

Indemnification by Purchaser.  Purchaser will indemnify Seller and its officers, directors, stockholders, employees, affiliates, successors and permitted assigns (collectively, the “Seller Indemnified Parties”) from and against all Losses that the Seller Indemnified Parties may suffer or sustain by reason of or arising out of any inaccuracy in any representation or warranty of Purchaser contained in this Agreement, or any breach of any covenant or agreement of Purchaser contained in this Agreement.

(b) Process for Indemnification Claims.

(i) If a Party wishes to assert an indemnification claim hereunder (a “Claim”), the Party must deliver to Seller, if a Purchaser Indemnified Party, or to Purchaser, if a Seller Indemnified Party, a written notice (a “Claim Notice”) setting forth:

(A) a description of the matter giving rise to the Claim,

(B) a reasonably detailed description of the known facts and circumstances giving rise to the Claim, and

(C) to the extent determinable based on facts known at such date, an estimate of the Losses actually incurred or expected to be incurred for which indemnification is sought.

(ii) The Claim Notice must be received prior to the end of the Survival Period.  The Purchaser Indemnified Parties and Seller Indemnified Parties are referred to herein as “Indemnified Parties,” and the persons from whom indemnification may be sought pursuant to this Section 5 are referred to as “Indemnifying Parties.”  Within thirty (30) days after receipt of any Claim Notice, the Indemnifying Parties will either (1) acknowledge in writing their responsibility for all or part of such matter for which indemnification is sought under this Section 5, and (a) pay or otherwise satisfy the portion of such matter as to which responsibility is acknowledged or (b) take such other action as is reasonably satisfactory to the Indemnified Party to provide reasonable security or other assurances for the performance of their obligations hereunder, or (2) give written notice to the Indemnified Party of their intention to dispute or contest all or part of such responsibility.  Upon delivery of such notice of intention to contest, the Parties will negotiate in good faith to resolve as promptly as possible any dispute as to responsibility for, or the amount of, any such matter.

(c) Defense of Third-Party Claims.

(i) If an Indemnified Party receives written notice or otherwise obtains knowledge of any third party claim or any threatened third party claim that gives rise or is reasonably likely to give rise to an indemnification claim against an Indemnifying Party (a “Third Party Claim”), then the Indemnified Party will promptly deliver to the Indemnifying Party a written notice describing such claim in reasonable detail.  The untimely delivery of such written notice by the Indemnified Party to the Indemnifying Party will relieve the Indemnifying Party of liability with respect to such Third Party Claim to the extent that it has been prejudiced by lack of timely notice.  The Indemnifying Party has the right, at its option, to assume the defense of any such Third Party Claim with its counsel of its own choosing, which counsel must be reasonably acceptable to the Indemnified Party.  If the Indemnifying Party elects to assume the defense of an indemnification for any Third Party Claim, then Indemnifying Party will (i) actively or diligently prosecute or defend the Third Party Claim, and (ii) not settle the Third Party Claim without the consent of Indemnified Party, such consent not to be unreasonably withheld or conditioned.

(ii) If (A) the Indemnifying Party fails or refuses to assume the defense of and indemnification for such Third Party Claim within thirty (30) days of receipt of notice of such Third Party Claim, (B) the Indemnifying Party fails to actively and diligently defend such Third Party Claim following any such acceptance, (C) the claim includes an injunction or seeks other equitable relief, (D) the Indemnified Party is advised by counsel that a conflict of interest is presented if Indemnifying Party defends such Third Party Claim or (E) the Third Party Claim includes damages that could exceed the limitations in Section 5(e), then the Indemnified Party may assume the defense and if it assumes the defense, the Indemnified Party will proceed to actively and diligently defend such claim with the assistance of counsel of its selection, and the Indemnifying Party will be entitled to participate in (but not control) the defense of such action, with its own counsel and at their own expense; provided, that if the Indemnifying Party agrees in writing that the Indemnified Party is entitled to indemnification hereunder for such claim, and the Indemnifying Party is otherwise determined to be obligated for the Losses under Section 5 in respect of such claim, then the Losses recoverable by Indemnified Party will include all costs and expenses, including of the defense set forth herein.

(d) Recovery of Indemnification Claims from Seller.  Seller’s aggregate liability under this Section 5, on a cumulative basis, shall not exceed $465,000.  In the event that Purchaser has established that it is entitled to recovery for a Claim, the payment to Purchaser from Seller for a Claim and Losses associated therewith shall first be made from the Shares held pursuant to the Escrow Agreement.  In the event that the amount of the Claim payable to Purchaser in satisfaction of a Claim exceeds the amount of Shares held under the Escrow Agreement, the remaining outstanding balance shall be payable by Seller, at Seller’s discretion either (x) by the return to Purchaser of additional Shares, (y) a reduction in the outstanding principal balance of the Promissory Note, or (z) in cash.  For the purposes of determining the value of the Shares cancelled by Purchaser in satisfaction of Claims, Shares shall have a per share value equal to the weighted average trading price of Purchaser’s shares of common stock, as reported by the OTC Bulletin Board (or such other exchange or market on which the Purchaser’s common stock is then trading), for the five trading days immediately preceding the date that the Claim is made by Purchaser.  Notwithstanding anything in this Section 5 to the contrary, the limits on Seller’s recovery of indemnification claims shall not apply to Claims made (i) in the event of fraud or intentional misrepresentation, or (ii) a breach of the representations and warranties contained in Sections 2(a), 2(b), and 2(d).

(e) Exclusive Remedy.  The indemnification remedy provided in this Section 5 is the exclusive remedy for any party for any Losses, except in the case of fraud or intentional misrepresentation (as opposed to negligent misrepresentation); provided that nothing herein will limit a Party’s ability to seek injunctive relief or specific performance.

Additional Agreements and Covenants.

(f) Employees of Seller.  For a period of two (2) years from and after the Closing, the Purchaser will not, and will not permit or cause any of its affiliates to, directly or indirectly, except with the prior written consent of the Seller (which consent may be withheld, delayed or conditioned in Seller’s sole discretion), (i) solicit or encourage any employees of Seller to (A) leave employment with the Seller, or (B) enter into an employment or a service arrangement related to a business that is competitive with Seller’s; or (ii) hire, engage or enter into any service arrangement with any employees of Seller.

(g) Furnishing of Information. As long as Seller owns the Shares, Purchaser covenants to timely file (or obtain extensions in respect thereof and file within the applicable grace period) all required reports under Section 13 or 15(d) of the Exchange Act of 1934, as applicable.  As long as Seller owns the Shares, if Purchaser is not required to file reports pursuant to such laws, it will prepare and furnish to Seller and make publicly available in accordance with Rule 144(c) under the Securities Act such information as is required for the Seller to sell Shares under Rule 144.  Purchaser further covenants that it will take such further action as Seller may reasonably request to the extent required from time to time to allow Seller to sell the Shares without registration under the Securities Act within the limitation of the exemptions provided by Rule 144.

(h) Further Assurances.  From time to time following the date hereof, and without any further consideration or other payment, each Party hereto will execute and deliver such other instruments of conveyance, assignment, assumption, transfer and delivery and execute and deliver such other documents and take or cause to be taken such other actions as the other Party reasonably may request in order to consummate, complete and carry out the transactions contemplated by this Agreement.

6. Miscellaneous.

(a) Press Releases and Public Announcements.  No Party will issue any press release or make any public announcement relating to the subject matter of this Agreement without the prior written approval of the other Party, which approval shall not be unreasonably withheld; provided, however, that any Party may make any public disclosure it believes in good faith is required by applicable law or any listing or trading agreement concerning its publicly traded securities (in which case the disclosing Party will advise the other Party prior to making the disclosure).  Seller acknowledges and agrees Purchaser is required to disclose the transaction contemplated by this Agreement and the related transaction documents, including and the terms thereof, in its reports filed with the Securities and Exchange Commission (and that this Agreement and certain of the related transaction documents may have to be filed as exhibits to one of those reports).

(b) No Third-Party Beneficiaries.  This Agreement does not confer any rights or remedies upon any Person other than the Parties and their respective successors and permitted assigns.

(c) Entire Agreement.  This Agreement (including the documents referred to herein) constitutes the entire agreement between the Parties and supersedes any prior understandings, agreements, or representations by or between the Parties, written or oral, to the extent they relate in any way to the subject matter hereof.

(d) Succession and Assignment.  This Agreement is binding upon and inures to the benefit of the Parties named herein and their respective successors and permitted assigns. No Party may assign either this Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of the other Party.

(e) Counterparts.  This Agreement may be executed in one or more counterparts (including by means of facsimile), each of which will be deemed an original but all of which together will constitute one and the same instrument.

(f) Headings.  The section headings contained in this Agreement are inserted for convenience only and do not affect the meaning or interpretation of this Agreement.

(g) Notices.  Any notice required or permitted by this Agreement will be in writing, and will be considered to have been given (i) when delivered personally to the recipient, (ii) one business day after being sent to the recipient by reputable overnight courier service (charges prepaid), (iii) one business day after being sent to the recipient by facsimile transmission or electronic mail, or (iv) three business days after being mailed to the recipient by certified or registered mail, return receipt requested and postage prepaid, and addressed to the intended recipient as set forth below:

If to Seller: Targeted Growth, Inc. 2815 Eastlake Ave E, Suite 300 Seattle WA 98102 ATTN: Chief Operations Officer Fax: 206.336.5573	Copy to: Erin Joyce Letey Riddell Williams P.S. 1001 Fourth Avenue, Suite 4500 Seattle, WA 98154 Fax: 206.389.1708
If to Purchaser: Global Clean Energy Holdings, Inc. 100 West Broadway, #650 Long Beach, CA 90802 Attn: Richard Palmer, CEO FAX: 310-641-4230	Copy to: Istvan Benko TroyGould PC 1801 Century Park East 16th Floor Los Angeles, CA 90067 Fax: 310-789-1426

Any Party may change the address to which notices, requests, demands, claims, and other communications hereunder are to be delivered by giving the other Party notice in the manner herein set forth.

(h) Governing Law.  This Agreement is governed by and is to be construed in accordance with the laws of the State of Washington without giving effect to any choice or conflict of law provision or rule (whether of the State of Washington or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Washington.

(i) Amendments and Waivers.  No amendment of any provision of this Agreement will be valid unless it is in writing and signed by both Purchaser and Seller. No waiver by any Party of any provision of this Agreement or any default, misrepresentation, or breach of warranty or covenant hereunder will be valid unless the waiver is in writing and signed by the Parties making the waiver, nor will any such waiver be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent occurrence.

(j) Severability.  Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction will not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.

(k) Expenses.  Each Party will bear its own costs and expenses (including legal fees and expenses) incurred in connection with this Agreement and the transactions contemplated hereby.

(l) Construction.  The Parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement will be construed as if drafted jointly by the Parties and no presumption or burden of proof will arise favoring or disfavoring any Party by virtue of the authorship of any of the provisions of this Agreement. The word ‘‘including’’ means including without limitation.

(m) Incorporation of Exhibits and Schedules.  The Exhibits and Schedules identified in this Agreement are incorporated herein by reference and made a part hereof.

--Signature Page Follows--

IN WITNESS WHEREOF, the Parties hereto have executed this Agreement effective as of the date first above written.

SELLER:

TARGETED GROWTH, INC.

By: /s/ Margaret McCormick

Title: COO

PURCHASER:

GLOBAL CLEAN ENERGY, INC.

By: /s/   Richard Palmer

Title: President and CEO

DISCLOSURE SCHEDULE

to

ASSET PURCHASE AGREEMENT

by and between

TARGETED GROWTH, INC.

and

GLOBAL CLEAN ENERGY HOLDINGS, INC.

This Disclosure Schedule (this “Schedule”) is being furnished by Seller to Purchaser in connection with the execution and delivery of that certain Asset Purchase Agreement, dated as of March 12, 2013 (the “Agreement”), by and between Seller and Purchaser.  All capitalized terms used, but not otherwise defined, herein have the meanings given them in the Agreement.

This Schedule and the information and disclosures contained in this Schedule are intended only to qualify and limit the representations and warranties of Seller contained in the Agreement and shall not be deemed to expand in any way the scope of any such representation or warranty.  Certain information set forth in this Schedule is included solely for informational purposes and may not be required to be disclosed pursuant to the Agreement, and the inclusion of such information shall not be deemed to enlarge or enhance any of the representations of Seller or otherwise alter in any way the terms of the Agreement.

Schedule 2(c)

Non-contravention

Per the terms of a Convertible Debenture Purchase Agreement and related Guarantee and Security Agreement (the “Security Agreement”), both dated as of March 16, 2012, the purchasers of the TGI convertible debentures hold a security interest in the Purchased Assets, and TGI may not sell or transfer the Purchased Assets.  Consent to the sale of the Purchased Assets to Buyer and the release of the Security Interest will be obtained by TGI at or prior to Closing.

Schedule 2(e)

Title to Tangible Assets

Per the terms of a Convertible Debenture Purchase Agreement and related Guarantee and Security Agreement (the “Security Agreement”), both dated as of March 16, 2012, the purchasers of the TGI convertible debentures hold a security interest in the Purchased Assets, and TGI may not sell or transfer the Purchased Assets.  Consent to the sale of the Purchased Assets to Buyer and the release of the Security Interest will be obtained by TGI at or prior to Closing.

Schedule 2(f)

Intellectual Property

Unregistered trade names, trademarks and service marks:

“Sustainable Oils”

Internet domain name:

www.susoils.com

Patent applications:

Patent/Publication No.	Application No.	Priority dates	Country	Title	status
WO 2009/117555	PCT/US2009/037627	2008-03-21 2009-03-19	International	FLORAL DIP METHOD FOR TRANSFORMATION OF CAMELINA	countries designated (see below)
US2011/0145950	US 12/933,827	2008-03-21 2009-03-19	United States	FLORAL DIP METHOD FOR TRANSFORMATION OF CAMELINA	pending awaiting examination
	EA 201071114/26	2008-03-21 2009-03-19	Eurasia	FLORAL DIP METHOD FOR TRANSFORMATION OF CAMELINA	first OA received. EOT for 2 months until 2013-04-28. Further EOTs possible.
	CA 2753758	2008-03-21 2009-03-19	Canada	FLORAL DIP METHOD FOR TRANSFORMATION OF CAMELINA	pending request for examination deadline is March 19, 2014

US 2011/0239323	13/072,122	2010-03-25 2010-05-19	United States	ISOLATION AND USE OF FAD2 AND FAE1 FROM CAMELINA	Pending
WO 2011/119937	PCT/US2011/029966	2010-03-25 2010-05-19	International – Note: Only Canada is available for entry	ISOLATION AND USE OF FAD2 AND FAE1 FROM CAMELINA	consider entry into CA by Sept 26, 2013
Issued Patents:
US 8319020	12/945420	2010-11-12	United States	Camelina sativa variety 'SO-40'	Issued November 27, 2012
US 8319021	12/945438	2010-11-12	United States	Camelina sativa variety 'SO-50'	Issued November 27, 2012
US 8324458	12/945455	2010-11-12	United States	Camelina sativa variety 'SO-60'	Issued December 4, 2012

Licenses and Grants:

UOP LLC holds a security interest in the following assets:

U.S. Patent Serial No. 12/945,420 entitled Camelina Sativa Variety ‘SO-40’ and any foreign equivalents, U.S. Patent Serial No. 12/945,438 entitled Camelina Sativa Variety ‘SO-50’ and any foreign equivalents, U.S. Patent Serial No. 12/945,455 entitled Camelina Sativa Variety ‘SO-60’ and any foreign equivalents, together with any and all reissues, divisionals, continuations, continuations-in-part, requests for continued examinations (RCE), re-examinations, patent extensions and any foreign equivalents thereof, along with any proceeds or products derived therefrom; germplasm or collection of plant seeds derived from Camelina Sativa Variety SO-40, SO-50 and/or SO-60, and the seeds, data and results from the 2011-2012 Western Ag Winter Nursery (Yuma Arizona) relating to Camelina Sativa Variety SO-40, SO-50 and/or SO-60.

TGI entered into Biological Material and Confidential Information Transfer Agreement dated December __, 2012 with the Regents of the University of California, on behalf of its Davis campus, with respect to its camelina SO-30, SO-40, SO-50 and SO-60 varieties.

In the ordinary course of business, TGI provides Camelina seeds for testing to universities and other research institutions.  Pursuant to these transfers, the recipients are provided with research rights and the right to grow Camelina.

TGI is making no representations or warranties about material transfer agreements entered into by Sustainable Oils, LLC prior to the transfer of the intellectual property listed above to TGI.  However, to TGI’s knowledge, the following agreements were entered into by Sustainable Oils:

EXHIBIT A

All rights, title and interest of Targeted Growth, Inc., whether now owned or hereafter acquired, in the following assets:

1.           Interest (previously held by Sustainable Oils, LLC) in the following equipment:

(a)	one (1) 2008 model L4740D Kubota four-wheel tractor, serial number 30670;
(b)	one (1) Wintersteiger classic US combine, serial number 1540-4008-1786; and
(c)	one (1) Hege Planting Machine, serial number 1009.

2.           Seed cleaner & cart, 324 Eclipse, 60HCMTR, purchased from A.T. Ferrel Company in September 2009.

3.           Oil-in-seed analyzer, MQ-CU20 control unit, MQ-MU20/25 magnet unit.

4.           Host computer for oil-in-seed analyzer.

5.           MQ-PA247 probe assembly; purchased from Burker Optics in October 2009.

6.           Seed mass/volume machine, purchased from Autopilot Inc. in November 2011.

7.           7x20 14K tilt trailer; VIN:  5M3BU2029A1044083; model year:  2010; make:  Mira; body style:  UT; model/series:  MUET720TA5; primary color:  black; license plate number:  618111A; issuing state:  Montana.

8.           Passenger car; VIN:  2GCEK19K4S1287411; model year:  1995; make:  Chevrolet; body style:  Extended Cab 2D; model/series:  C/K1500 Cheyenne Silverado; primary color:  white; license plate number:  621550A; issuing state:  Montana.

9.           Passenger car, VIN:  3GTEK23M69G104737; model year:  2009; make: GMC; body style:  Crew Cab 4D; model/series:  Sierra 1500 SLE; primary color: silver/stainless; license plate number:  ALC456; issuing state:  Montana.

10.         Lenovo Think Pad Tablet X61, Model 7767C4U, Serial Number LVB36A2.

11.         All intellectual property used, useful, or usable in to the research, development, breeding and/or genetic foundation of camelina (and varieties of camelina) (the “Business”), other than the Licensed IP, and including without limitation the following related to the Business: (i) the name “Sustainable Oils,” the Sustainable Oils logo and any related trademarks or trade dress, (ii) all inventions (whether patentable or unpatenable), (iii) all copyrightable works, (iv) all trade secrets, know-how, technical data, research and development, and (v) all tangible embodiments thereof;

provided however, that the following intellectual property which consists of the following three U.S. patents:

(a)           U.S. Patent Serial No. 12/945,420 entitled "Camelina Sativa Variety 'SO-40";

(b)           U.S. Patent Serial No. 12/945,438 entitled "Camelina Sativa Variety 'SO-50"; and

(c)           U.S. Patent Serial No. 12/945,455 entitled "Camelina Sativa Variety 'SO-60"

together with any and all reissues, divisionals, continuations, continuations-in-part, requests for continued examinations (RCE) re-examinations, patent extensions and any foreign equivalents thereof, along with all proceeds and products derived therefrom, shall continue to be subject to the senior security interest of UOP, LLC (“UOP”).

12.           All transferrable licenses, consents, permits, variances, certifications and approvals granted by any governmental agencies relating to the Business.

13.           Germplasm or collection of plant seeds; provided however, those of the Camelina Sativa Variety 'SO-40', 'SO-50', and/or 'SO-60' shall continue to be subject to UOP’s senior security interest.

14.           Camelina 2011 Field Trial data and results from (a) University of California at Davis, and (b) Montana State University – Northern Agricultural Research Center.

15.           Seeds, data and results from 2011-2012 Western Ag Winter Nursery (Yuma, Arizona), provided, however, those of the Camelina Sativa Variety 'SO-40', 'SO-50', and/or 'SO-60' shall continue to be subject to UOP’s senior security interest.

16.           Biological Material and Confidential Information Transfer Agreement, dated December 17, 2012, between Targeted Growth, Inc. and The Regents of the University of California (on behalf of its Davis campus)

EXHIBIT B

BILL OF SALE

For good and valuable consideration, the undersigned hereby sells, assigns and transfers to Global Clean  Energy Holdings. Inc., a Delaware corporation (the "Purchaser'·), all of the undersigned’s right, title and interest  in and to the Purchased  Assets (as that term is defined  in that certain Asset Purchase Agreement dated as of March 12, 201 3 by and between  the undersigned and Buyer).

IN WITNESS WHEREOF, the undersigned has executed this Bill of Sale effective as of March 13, 2013.

Targeted Growth, Inc.

By: ___________________________________

Print Name: _____________________________

Title: ________________________________________

EXHIBIT C

ASSIGNMENT

For value received, in  consideration of One Dollar ($1.00) and other good and valuable consideration, the receipt of which is hereby acknowledged, Targeted Growth, Inc. ( "Assignor"),sells, assigns and transfers to Global Clean Energy Holdings, Inc., a Delaware corporation (hereinafter referred to as  "Assignee"),having its principal place of business at 100 W. Broadway, Suite 650,Long Beach, CA 90802, its successors, assigns and legal representatives, the entire right, title and interest in and to the following United States Patent:

and in and to said inventions disclosed therein and all divisional, continuing, substitute, renewal, reissue, and all other applications for Letters Patent which have been or shall be filed in the United States and all foreign countries on any of said improvements; and in and to all original and reissued patents which have been or shall be issued in the United States and all foreign countries on said improvements; and further including the right to apply for patents thereon in foreign countries in the name of Assignee; and all right, title and interest of Assignor in and to all foreign applications and patents related to the above-referenced United States Patent.

Assignor agrees that Assignee may apply for and receive Letters Patent for said improvements in its own name; and that, when requested, without charge to but at the expense of said Assignee, its successors, assigns, and representatives, to carry out in good faith the intent  and purpose of this assignment, the undersigned will execute all divisional, continuing, substitute, renewal, reissue, and all other patent applications in any and all said improvements; execute all rightful oaths, assignments, powers of attorney  and other papers; communicate to said Assignee, its successors, assigns, and representatives, all facts known to the undersigned relating to said improvements and the history thereof; and generally do everything possible which said Assignee, its successors, assigns or representatives shall reasonably consider desirable for aiding in securing and maintaining patent protection for said improvements and for vesting title to said improvements and all applications for patents and all patents in said improvements, in said Assignee, its successors, assigns, and representatives.

-- Signature follows --

Executed to be effective as of ____________ , 2013.

TARGETED GROWTH, INC.

By: ____________________________

Print name: _____________________

Title: ___________________________

STATE OF WASHINGTON                                                               )
)           SS.
COUNTY OF KING                                                                              )

On this                      day of ___________, 2013, before me personally appeared ____________, to me known to be the _____________________________of the corporation that executed the within and foregoing instrument, and acknowledged said instrument to be the free and voluntary act and deed of said corporation, for the uses and purposes therein mentioned, and on oath stated that she was authorized to execute said instrument and that the seal affixed is the corporate seal of said corporation.

In Witness Whereof I have hereunto set my hand and affixed my official seal the day and year first above written.

[Notary Seal]

Notary Signature

Print/Type Name

Notary Public in and for the State of Washington,
residing at __________________________________

My commission expires _______________________

EXHIBIT D

STOCK ESCROW AGREEMENT

THIS STOCK ESCROW AGREEMENT (this “Escrow Agreement”) is entered into as of March 13, 2013 by and among Targeted Growth, Inc., a Washington corporation (“Seller”) Global Clean Energy Holdings, Inc., a Delaware corporation (“Purchaser”) and Riddell Williams, P.S., as escrow agent, a Washington professional services corporation (“Escrow Agent”).

A.  Purchaser and Seller entered into an Asset Purchase Agreement, dated as of March 12, 2013 (the “APA”), pursuant to which Purchaser acquired certain assets of the Seller related to the business of developing intellectual property and managing farming activities for the development of Camelina sativa used for biofuels feedstock, which sale was completed as of the date hereof.

B.  Purchaser, Seller and Green Earth Fuels, Inc., a Delaware limited liability company (“Green Earth”) have also entered into a LLC Interest Purchase Agreement, dated as of March 12, 2013 (the “LLCPA”), pursuant to which Purchaser purchased from Seller and Green Earth all the outstanding limited liability company interests in Sustainable Oils, LLC.

C.  Pursuant to the APA and LLCPA, the Purchaser is depositing with the Escrow Agent a stock certificate representing 4,000,000 shares of the Purchaser’s common stock that is otherwise payable to Seller for the purpose of providing a fund to reimburse the Purchaser for the payment of any Losses for which the Purchaser is entitled to indemnification pursuant to the terms of Section 5 of the APA and Section 6 of the LLCPA.

 Now, therefore, in consideration of the premises and the mutual promises herein made, and in consideration of the representations, warranties, and covenants herein contained, the Parties agree as follows.

1. Appointment of Escrow Agent. Seller and Purchaser hereby designate Riddell Williams P.S., as Escrow Agent under this Agreement, and Escrow Agent accepts such appointment for the purposes set forth in this Agreement.

2. Deposit into Escrow. Concurrently with the Closing under the APA, Purchaser will deliver to Escrow Agent:

(a) a stock certificate for 4,000,000 shares of common stock of Purchaser, $.001 par value per share, issued in the name of Seller (the “Escrowed Shares”); and

(b) a signed and undated stock power in substantially the form attached as Exhibit A hereto (a “Stock Power”).

The Escrow Agent agrees hold the Escrowed Shares and the Stock Power in accordance with the terms and conditions of this Escrow Agreement.

3. Rights and Duties of the Escrow Agent.

(a)  Escrow Agent agrees to use its best efforts to ensure the security of the Escrowed Shares, and Escrow Agent agrees to perform its duties hereunder with the same degree of care exercised by Escrow Agent in connection with its own property.

(b) Escrow Agent does not have an interest in the Escrowed Shares and has possession thereof only as escrow holder in accordance with the terms of this Escrow Agreement.  Escrow Agent acknowledges and agrees that Escrow Agent is not a “holder” of the Escrow Shares as that term is defined under the Uniform Commercial Code of the State of Washington, and, as such, Escrow Agent acknowledges and agrees that the Escrow Shares may not be subject to any existing or hereafter filed and perfected security interests in any of the property of Escrow Agent held by any now or hereafter existing creditors of Escrow Agent.

(c) The duties of Escrow Agent hereunder are limited to: (1) the safekeeping of the Escrowed Shares and (2) the transfer and distribution of the same in accordance with the provisions of this Agreement.  In performing its duties hereunder, Escrow Agent is entitled to rely upon (i) the service, accuracy and authenticity of any order, judgment, certification, demand or judicial or administrative notice and (ii) any written notice or other document delivered to Escrow Agent in connection herewith believed by it to be genuine and correct and executed and delivered by the appropriate party. Escrow Agent may conclusively presume that the representative of any entity has full power and authority to execute any such written notice or other document and to issue instructions to Escrow Agent on behalf of such party unless written notice to the contrary is delivered to Escrow Agent.  Escrow Agent will not be liable for any error of judgment, or any act or step taken or omitted by it in good faith, or for any mistake of fact or law or for anything it might do or refrain from doing in connection herewith, except to the extent such action constitutes gross negligence or willful misconduct on the part of Escrow Agent.

(d) Escrow Agent has no duties except those that are expressly stated herein, and it is not bound by any notice of any claim, or demand with respect thereto, or any waiver, modification, amendment or termination of this Agreement until written notice of the same is received and approved by it.

4. Rights with respect to Escrowed Shares.

(a) Dividends and Other Distributions.  All cash dividends or other distributions declared by Purchaser on the Escrowed Shares and payable to Purchaser’s shareholders of record at any time after the date hereof, is payable to Seller, as record holder of the Escrowed Shares, and will not be deposited with Escrow Agent.

(b) Stock Splits.  If the Purchaser declares a stock split affecting the Escrowed Shares, the certificates or other instruments relating thereto will be immediately deposited by Seller with the Escrow Agent as additional Escrowed Shares to be held and distributed by Escrow Agent in accordance with this Escrow Agreement and the Agreement.

(c) Voting Rights.  Seller will retain all rights to vote the Escrowed Shares at any annual or special meeting of the shareholders of Purchaser unless and until such shares are disposed of pursuant to Section 5.

(d) Sales.  Until the termination of this Agreement, Seller will be not entitled to sell any of the Escrowed Shares.

5. Disposition of Escrowed Shares.  The Escrowed Shares will be delivered by the Escrow Agent as follows:

(a) Joint Notice of Distribution.  The Escrow Agent will distribute all or part of the Escrowed Shares upon receipt of an affidavit jointly executed by Seller and Purchaser (a “Joint Notice of Distribution”) specifying the disposition to be made of the Escrowed Shares, or any portion thereof.

(b) Court Order.  The Escrow Agent will distribute all or part of the Escrowed Shares upon receipt of a final non-appealable order or an arbitrator or court of competent jurisdiction (“a Court Order”) specifying the disposition to be made of the Escrowed Shares, or any portion thereof.  The Escrow Agent is permitted to rely in good faith on its own judgment and that of its legal counsel to determine whether an order is a Court Order.

(c) Expiration of Survival Period.  The Escrow Agent will distribute all or part of the Escrowed shares on the first business day following the 15 month anniversary of the Closing of the APA (the “Escrow Release Date”):

(i) If there are no pending Claims (as defined in the APA and LLCPA) for which Purchaser seeks indemnification on the Escrow Release Date, the Escrow Agent will promptly disburse the Escrowed Shares to the Seller.

(ii) If any Claims were timely asserted and are pending as if the Escrow Release Date, the Escrow Agent will (A) retain such number of Escrowed Shares having an aggregate Market Value equal to 120% of the aggregate estimated amount of all pending Claims (such aggregate amount, the “Holdback Amount”), and (B) disburse any remaining Escrowed Shares to the Seller; provided, however, that the Seller may, within 10 business days of the Escrow Release Date, deliver to the Escrow Agent cash in an amount equal to 100% of the aggregate estimated amount of all pending Claims, in which case the Escrow Agent will promptly disburse the Escrowed Shares to Seller.  Thereafter, the Escrow Agent will hold the Holdback Amount until released by a Joint Notice of Disposition or Court Order.

(iii) For purposes of this Section 5, the “Market Value” of a share of Purchaser common stock on any date will equal the average of the closing price of the Purchaser’s common stock over the prior fifteen (15) consecutive trading days, as reported by the OTC Bulletin Board (or such other exchange or market on which the Purchaser’s common stock is then trading), ending on the trading day immediately preceding such date.

(d) Stock Certificates.  The Escrow Agent will requisition from the Purchaser’s stock transfer agent stock certificates in appropriate denominations registered as appropriate to facilitate the delivery or disbursement by the Escrow Agent of the Escrowed Shares hereunder.

(e) The Purchaser will cause its stock transfer agent to cooperate with the Escrow Agent in connection therewith.

6. Indemnification. Seller and Purchaser, jointly and severally, hereby agree to indemnify and defend Escrow Agent against and hold Escrow Agent harmless from, any costs, damages, judgments, attorneys’ fees, expenses, obligations and liabilities of any kind or nature that may be suffered or incurred by Escrow Agent as a result of, in connection with or hereby arising out of the acts or omissions of Escrow Agent in the performance of, or pursuant to, this Agreement. If any controversy arises between the parties or with any other person with respect to the subject matter of this Agreement, Escrow Agent will not be required to determine the same or to take any action thereupon, but may await the settlement or disposition of any such controversy. In such event, Escrow Agent will not be liable for interest or damages, except to the extent such action constitutes gross negligence or willful misconduct on the part of Escrow Agent.

7. Right of Interpleader. Should any controversy arise involving the parties hereto or any of them or any other person, firm or entity with respect to this Agreement or the Escrowed Shares, or should a substitute escrow agent fail to be designated as provided in Section 8(f) hereof, or if Escrow Agent should be in doubt as to what action to take, Escrow Agent will have the right, but not the obligation, either to (a) withhold delivery of the Escrowed Shares until the controversy is resolved, the conflicting demands are withdrawn or its doubt is resolved or (b) institute a petition for interpleader in any court of competent jurisdiction to determine the rights of the parties hereto. In the event Escrow Agent is a party to any dispute, Escrow Agent will have the additional right to refer such controversy to binding arbitration.

8. Miscellaneous.

(a)  Notices.  Any notice required or permitted by this Agreement will be in writing, and will be considered to have been given (i) when delivered personally to the recipient, (ii) 1 business day after being sent to the recipient by reputable overnight courier service (charges prepaid), (iii) 1 business day after being sent to the recipient by facsimile transmission or electronic mail, or (iv) 5 business days after being mailed to the recipient by certified or registered mail, return receipt requested and postage prepaid, and addressed to the intended recipient as set forth below:

If to Seller: Targeted Growth, Inc. 2815 Eastlake Ave E, Suite 300 Seattle WA 98102 ATTN: Chief Operations Officer Fax: 206.336.5573	Copy to Erin Joyce Letey Riddell Williams P.S. 1001 Fourth Avenue, Suite 4500 Seattle, WA 98154 Fax: 206.389.1708
If to Purchaser: Global Clean Energy Holdings, Inc. 100 West Broadway, #650 Long Beach, CA 90802 Attn: Richard Palmer, CEO Fax: 310-641-4230	Copy to: Istvan Benko TroyGould PC 1801 Century Park East 16th Floor Los Angeles, CA 90067 Fax: 310-789-1426
If to Escrow Agent: Riddell Williams P.S. 1001 Fourth Avenue, Suite 4500 Seattle, WA 98154 Attn: W. Ward Morrison, Jr., Managing Principal

(b)  Tax Matters.  Seller agrees that it is responsible for the payment of income taxes with respect to any dividend payable to it with respect to the Escrowed Shares during the term of this Escrow Agreement.

(c) Governing Law.  This Agreement is governed by and is to be construed in accordance with the laws of the State of Washington without giving effect to any choice or conflict of law provision or rule (whether of the State of Washington or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Washington.

(d) Amendments and Waivers.  No amendment of any provision of this Agreement will be valid unless it is in writing and signed by the parties hereto.  No waiver by any party of any provision of this Agreement or any default, misrepresentation, or breach of warranty or covenant hereunder will be valid unless the waiver is in writing and signed by the parties making the waiver, nor will any such waiver be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent occurrence.

(e) Severability.  Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction will not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.

(f) Succession and Assignment.  This Agreement is binding upon and inures to the benefit of the parties named herein and their respective successors and permitted assigns. No Party may assign either this Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of the other parties.  Escrow Agent may resign at any time by giving Seller and Purchaser thirty (30) days prior written notice. In the event of such resignation, Seller and Purchaser will agree within fifteen (15) days of such notice upon a successor escrow agent, and failing such agreement, the successor escrow agent will be any national banking association selected by Seller with deposits in excess of $100,000,000.00.  In the event a successor escrow agent is not appointed by the end of such 30-day period, Escrow Agent may petition a court of competent jurisdiction for the appointment of a successor escrow agent, and Escrow Agent will retain the Escrowed Shares until such appointment.

(g) Counterparts.  This Agreement may be executed in one or more counterparts (including by means of facsimile), each of which will be deemed an original but all of which together will constitute one and the same instrument.

(h) Headings.  The section headings contained in this Agreement are inserted for convenience only and do not affect the meaning or interpretation of this Agreement.

(i) Entire Agreement.  This Agreement (including the documents referred to herein) constitutes the entire agreement between the Parties and supersedes any prior understandings, agreements, or representations by or between the Parties, written or oral, to the extent they relate in any way to the subject matter hereof.

(j) Acknowledgement.  Purchaser acknowledges that the Escrow Agent is counsel for Seller.  Purchaser is represented by separate counsel, who has advised it on this Escrow Agreement.  Purchaser agrees that it does not have an attorney-client relationship with Riddell Williams, and will not assert, and waives and releases any and all claims, that Riddell Williams’ service as Escrow Agent hereunder is grounds to cause its withdrawal as counsel of Seller.

--Signature Page Follows --

IN WITNESS WHEREOF, the parties have executed and delivered this Stock Escrow Agreement as of the date first above written.

SELLER:

TARGETED GROWTH, INC.

By: __________________________________________

Title: _________________________________________

PURCHASER:

GLOBAL CLEAN ENERGY, INC.

By: __________________________________________

Title: _________________________________________

ESCROW AGENT:

RIDDELL WILLIAMS P.S.

By: __________________________________________

Title: _________________________________________

EXHIBITS E & F
FACILITIES SUBLEASE AND LICENSE AGREEMENT

This Facilities Sublease and License Agreement (the “Agreement”) is made as of the 24th day of May, 2013 (the “Effective Date”), by and between Targeted Growth, Inc. (“TGI”), a Washington corporation, and Global Clean Energy Holdings, Inc. (“GCEH”), a Delaware corporation (collectively referred to as the “Parties” and individually as a “Party”).

RECITALS

A.           TGI and GCEH have entered into an Asset Purchase Agreement dated March 12, 2013 (the “APA”), pursuant to which TGI has sold to GCEH, and GCEH has purchased from TGI, certain assets related to related to the business of developing intellectual property and managing breeding activities for the development of Camelina sativa used for biofuels feedstock.

B.           In connection with the APA, the Parties have agreed to enter into this facilities sublease and license agreement, pursuant to which GCEH will lease from TGI space in TGI’s research station (the “Building”) located at 310 Laura Louise Rd., Units A and B, Bozeman MT 59718 (the “Premises”), which Building includes a seed laboratory along with related equipment and storage facilities and greenhouse space required for its breeding program.  GCEH will also provide access to TGI to certain equipment as specified in this Agreement.

C.           TGI and GCEH are concurrently entering into a Consulting Agreement pursuant to which TGI and certain of its employees will provide consulting services to GCEH (the “Consulting Agreement”).

NOW, THEREFORE, the Parties hereby agree as follows:

1. Sublease of Seed Laboratory, Greenhouse and Office Space.

1.1 Sublease.  During the Term of this Agreement, and subject to the limitations set forth in this Agreement, TGI leases to GCEH and GCEH leases from TGI that portion of the Building consisting of approximately 3,149 square feet, comprised of 412 square feet of offices, and 50% of the existing seed lab, shop, molecular and genetics lab, as shown by the cross hatching on the map attached hereto as Appendix A (collectively, the “Space”), and the shared right to use common areas (reception area, conference rooms, break rooms, corridors and mechanical space) (collectively, the “Common Areas”).  GCEH’s use of the Space and the Common Areas will be limited to only the GCEH Authorized Employees (as defined below).  Except as authorized by this Agreement, other than the Space and the Common Areas, GCEH is prohibited from using any other physical area within the Building; provided however that the Authorized Employees may make incidental, non-exclusive use of other areas of the Building for the purpose of engaging in scientific colloquy with other users of the Building and for entering and leaving the Building.

1

1.2 Purpose.   Except as authorized by this Agreement, the GCEH Authorized Employees may use the Space for bona fide biological research and for general office and administrative purposes only and for no other purpose whatsoever.  GCEH will comply promptly with all applicable statutes, ordinances, rules, regulations, orders, restrictions of record and requirements in effect during the Term regulating its use of the Space, and GCEH will not use or permit the use of the Space or the Common Areas in in any manner that will tend to create waste or a nuisance, or which will tend to disturb TGI’s employees, invitees, subtenants and others.

1.3 Incorporation of Master Lease.

(a) Except as otherwise expressly provided herein with respect to, among other issues, the Space, the commencement and termination dates and rent, this sublease is made upon and will be subject to those specific terms and conditions of the Lease (the “Master Lease”) set forth in Attachment 2 (the “Applicable Terms”) as if TGI were the Lessor and GCEH were the Lessee under the Master Lease; and during the term of this sublease, GCEH agrees to perform, observe and be bound by all of the promises, obligations, acknowledgments, terms, and conditions by, of, or stated in the Applicable Terms.

(b) GCEH, in addition to performing other obligations hereunder, will (i) assume the hold harmless and indemnification obligations required of the Lessee under the Applicable Terms, and (ii) maintain and provide evidence of the same liability, property damage and other insurance policies as required to be maintained by the Lessee under the Applicable Terms, on which TGI and the Lessor will be named as additional insureds.

(c) In case of any default hereof by GCEH, TGI has all rights against GCEH as would be available to the landlord against the tenant under the Applicable Terms if such default were by the tenant thereunder.  Notwithstanding anything herein to the contrary, TGI does not by this agreement to sublease promise or agree to perform any obligation undertaken or assumed by Lessor under the Master Lease or the Applicable Terms.

1.4 Care.  GCEH agrees to use commercially reasonable care in the use of the Building, the Premises, and any property or equipment located therein.  If GCEH damages any TGI equipment, personal property or any portion of the Building (collectively “Property”) or the Premises, it will promptly pay to TGI upon request any direct costs and expenses TGI incurs to cause the Property or Premises to be repaired.   If TGI determines that the Property or Premises cannot be repaired, GCEH will promptly pay to TGI any direct costs and expenses TGI incurs to replace the Property or the affected portion of the Premises.

1.5 Notices or Advertisements.  GCEH may place (by any method or means) any signs, notices, advertisements or other postings of any kind in or around the Building or Premises identifying the Building as holding GCEH offices and laboratory space.

2

1.6 Such identification must be consistent with TGI policies at the time and with the Master Lease.

2. Use of GCEH Equipment.

2.1 License to Use.  During the Term, and subject to the limitations set forth herein, GCEH grants to TGI a license to use the following equipment (the “Equipment”):

Kubota 4 wheeler tractor
Wintersteiger Combine
Hege Planting machine
Seed cleaner and cart
Tilt trailer
Cheyenne Silverado
GMC Sierra
Miscellaneous office equipment/ furniture

Only TGI employees and qualified contractors may use the Equipment and only if and when it is available.  TGI will forward a request to GCEH for the use of the Equipment, at least 2 weeks in advance, specifying the number of days (or hours) required; provided, however, that GCEH will make the Equipment available to TGI for its use a minimum of 16 hours per work week (M-F) during planting, harvesting and data analysis periods.  In addition, Fernando Guillen-Portal will have the sole use of the GMC Sierra as long as he remains the “Key Personnel” under the Consulting Agreement.

2.2 Purpose.   TGI may use the Equipment solely for the execution of activities required by TGI’s wheat tilling program, which include:

(a) Preparing seed for the implementation of field evaluations and/or seed expansions, processes that involve cleaning-, weighing-, counting-, labeling-, and packing-seed materials. These operations are to be performed at the seed lab in the Building;

(b) Evaluating and expanding genetic materials in the field, which requires planting plots and/or strip plots, managing, collecting data, and harvesting. For the conduction of these operations, TGI will make use of the field Equipment (trailer, truck, tractor, planter, mower, and combine harvester, other minor harvesting tools) and are to be performed at the seed lab in the Building and in the field;

(c) Processing harvested seed from field evaluations, which will consist of cleaning-, weighing-, counting-, labeling-, packing-, and storing-seed

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(d) materials. These operations are to be performed both at the shop space and at the seed lab in the Building.

2.3 Care.  TGI agrees to use commercially reasonable care in the use of any Equipment.  If TGI is responsible for damage to any Equipment, it will promptly pay to GCEH upon request any direct costs and expenses GCEH incurs to repair the damage.  If the Equipment cannot be repaired, TGI will promptly pay to GCEH any direct costs and expenses incurred by GCEH to replace the damaged Equipment.

3. Limitations and Restrictions on Building Use

3.1 Electrical.  Greenhouse Space notwithstanding, GCEH may only use Building electricity to operate office equipment, conventional lighting and small appliances. All other use of Building electricity is prohibited without the written consent of Fernando Guillen-Portal (the “Site Manager”).  If GCEH desires to use electricity for any other purpose, it will first obtain the approval of TGI as to the nature and extent of such use.  Any installation or wiring necessary for such use of Building electricity may only be performed by persons authorized by TGI at the expense of GCEH.

3.2 Alterations.  GCEH accepts the Space in its present condition.  GCEH will not make (i) make any alterations, installations, additions or improvements to the Space, or (ii) demand that TGI make any improvement thereon or provide any maintenance thereof other than as specifically agreed to herein.

3.3 Limitations. Without the written consent of TGI (and under the supervision of the Site Manager), GCEH will not (a) remove any furniture, fixtures or other decorative property from the Building; (b) place any locks of any kind upon the doors or windows of the Building, change any existing locks upon the doors or windows of the Building; or (c) permit any of its employees or invitees to smoke inside the Building or on the Premises.  GCEH will take reasonable measures to ensure that the Building is completely secure and locked upon its departure from the Building if it or a GCEH’s Authorized Employee is the last user to depart the Building.

4. Term.

4.1 Initial Term.  Unless earlier terminated as provided below, the Term of this Agreement will be for two (2) years from the Effective Date.

4.2 Termination for Breach.  Either party may terminate this Agreement by giving the other party written notice of termination if the other party commits a breach of or default under this Agreement and fails to cure such breach or default within fifteen (15) days after the terminating party gives the other party written notice of the breach or default and its intent to terminate this Agreement if the breach or default is not cured.

4.3 Result of Expiration or Termination. Upon expiration or earlier termination of this Agreement, (i) TGI will immediately cease use of the Equipment, (ii) GCEH will immediately surrender the Space to TGI, (iii) GCEH will immediately remove all of its equipment and property from the Building (including, without limitation, all Hazardous Materials (defined below) it brought into the Building), and (iv) GCEH will pay to TGI in full any amounts owing under this Agreement.  If GCEH has not removed its property and equipment on the third business day following termination or expiration of the Agreement, then any equipment and property remaining in the Building will be deemed conveyed to TGI and will then constitute the property of TGI.   If upon expiration or earlier termination of this Agreement, GCEH fails to timely remove any of its Hazardous Materials from the Building, TGI may, at GCEH’s expense, dispose of such Hazardous Materials.

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4.4 Survival.  Notwithstanding the foregoing, expiration or termination of the Agreement for any reason does not release any Party from any liability that, at the time of such termination, has already accrued to the other Party.   Sections 7, 8, 9, 10, and 11 of this Agreement, and any other section or part thereof that by its nature reasonably should be interpreted to survive, will survive the expiration or earlier termination of this Agreement for any reason.

5. Compensation.  GCEH will pay TGI for use of the Space at the rates and terms set forth on the attached Appendix B.

6. Authorized Employees

6.1 Names of Authorized Employees.  The following persons constitute the GCEH authorized employees (“GCEH Authorized Employees”) as of the Effective Date:

1.           Richard Palmer

2.           Donna Reilly

3.           ________________________________

4.           ________________________________

5.           ________________________________

6.2 Changes to Authorized Employees.  Upon fifteen (15) days prior written notice to TGI, GCEH may change any one or more of the GCEH Authorized Employees. The total number of authorized employees of GCEH at any one time may not exceed ten (10).

6.3 Conduct of Authorized Employees.  While on the Premises or within the Building, Authorized Employees must act in a businesslike manner, wear attire appropriate to the daily activities of their job position, obey the safety and security guidelines of TGI, and refrain from engaging in any activity that will interfere with the activities of TGI or any other users of the Building. Authorized Employees may not obstruct any corridors, hallways, elevator, or stairways in the Building.

7. Hazardous Materials

7.1 GCEH must comply with all Environmental Laws (defined below) in connection with the use, storage, generation, handling, transportation or disposal of any Hazardous Materials (defined below) on, under or about the Building, the Premises, or any portion thereof.

7.2 As used herein, the term “Hazardous Materials” means any chemical, substance, material, controlled substance, object, condition, waste, living organism or combination thereof which is or may be hazardous to human health or safety or to the environment, including, without limitation, petroleum products and their derivatives, all of those chemicals, substances, materials, controlled substances, objects, conditions, wastes, living organisms or combinations thereof listed in the United States Department of Transportation Hazardous Materials Table [49 C.F.R. § 172.101], as amended from time to time, or listed, defined or regulated in any manner by any Environmental Law.  As used herein, the term “Environmental Laws” means any and all federal, state or local environmental, health and/or safety-related regulations, standards, decisions of courts, ordinances, rules, codes, orders, decrees, directives, guidelines, permits or permit conditions, currently existing and as amended, enacted, issued or adopted in the future relating to the human health and the environment or to any Hazardous Material (including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act of 1980 (42 U.S.C. § 9601, et seq.).

7.3 GCEH must promptly notify TGI in writing of (i) any notices of violation or any potential or alleged violation of any Environmental Law; (ii) any and all inquiry, investigation, enforcement, clean-up, removal or other governmental or regulatory actions instituted or threatened relating to GCEH, the Building or the Premises; and (iii) all claims made or threatened by any third-party involving GCEH, the Building or the Premises.  Upon TGI’s request, GCEH will provide to TGI copies of all documents related to in any way to the foregoing.

7.4 GCEH will indemnify, defend and hold harmless TGI against any and all losses, liabilities, suits, obligations, fines, damages (including diminution in the value of the Building or Premises, loss or restrictions on use of space in the Building or Premises, and sums paid in settlement of claims), judgments, penalties, claims, charges, cleanup costs, remedial actions, costs and expenses (including, without limitation, attorneys’ and other professional fees and TGI disbursements) that may be imposed on, incurred or paid by, or asserted against TGI, the Building, or the Premises by reason of, or in connection with the acts or omissions of GCEH or any Authorized Employee resulting in the release of any Hazardous Materials.  All of GCEH’s obligations and liabilities under this Section 7 will survive expiration or other termination of this Agreement and will be separately enforceable by TGI..

8. Indemnity.   In addition to the indemnification provided for in section 7.4, GCEH will defend and indemnify TGI against and hold it harmless from any claim arising out of or related to (a) GCEH’s use of the Space, any Property, the Building, or the Premises; (b) GCEH’s activity in the Building or on the Premises or anything else done or permitted by GCEH to be done in or about the Building or the Premises; (c) any breach in the performance of any obligation on GCEH’ s part to be performed under this Agreement; or (d) any injury to, or death of, any person or persons or damage to the Building, Property or the Premises which arises in any way from the activities of GCEH or its agents or employees.  All of GCEH’s obligations and liabilities under this section 8 will survive expiration or other termination of this Agreement and will be separately enforceable by TGI.

9. Disclaimers of Warranties.

9.1 TGI makes no representations or warranties, express or implied, in connection with the Space, the Building or the Premises including, without limitation, the implied warranties of merchantability or fitness for a particular purpose. TGI specifically disclaims any such warranties.  To the extent TGI authorizes GCEH to use any of its equipment or personal property under this Agreement, it does so on an “AS IS, WHERE IS BASIS” and “WITH ALL FAULTS.”

9.2 GCEH makes no representations or warranties, express or implied, in connection with its Equipment, including, without limitation, the implied warranties of merchantability or fitness for a particular purpose. GCEH specifically disclaims any such warranties.  To the extent GCEH authorizes TGI to use its Equipment under this Agreement, it does so on an “AS IS, WHERE IS BASIS” and “WITH ALL FAULTS.”

10. LIMITATION OF LIABILITY.  Neither party will be liable to the other under this Agreement for any consequential, incidental, direct, indirect, special, lost profits or punitive damages relating to the subject matter of this Agreement or any term or condition and including, without limitation, the Equipment, or GCEH’s personal property in the Building, even if the other party has been advised of the possibility of such damages, and even in the event of fault, tort (including negligence), misrepresentation, strict or product liability.

11. Confidentiality.

11.1 During the Term, a party (a “Disclosing Party”) may disclose to the other party (a “Receiving Party”) Confidential Information of the Disclosing Party.  The Receiving Party agrees to keep confidential any and all Confidential Information of the Disclosing Party and will not use or disclose such Confidential Information except as expressly permitted in this Agreement. For purposes of this Agreement, “Confidential Information” means (a) the status of and terms of this Agreement, and (ii) any trade secrets or other confidential or non-public information of the Disclosing Party, whether of a technical, business or other nature, including without limitation information that relates to the actual or anticipated business, finances, products, plans, research or development of the Disclosing Party and any proprietary information, technical data, trade secrets, and know-how of the Disclosing Party, whether disclosed to Receiving Party by Disclosing Party, directly or indirectly, in writing, orally or received by Receiving Party by inspection or observation of tangible items.

11.2 The foregoing restrictions do not apply to any information that the Receiving Party can show, by documentary evidence, (a) was known or used by the Receiving Party prior to its date of disclosure to the Receiving Party, as evidenced by the prior written records of the Receiving Party; (b) either before or after the date of the disclosure to the Receiving Party, is lawfully disclosed without restriction on disclosure to the Receiving Party by an independent, unaffiliated third party whose disclosure of such information does not violate any obligation to or right of the party owning or controlling the Confidential Information; (c) either before or after the date of the disclosure to the Receiving Party, becomes published or generally known through no fault or admission on the part of the Receiving Party; or (d) can be shown by written documents to have been independently developed by the Receiving Party without use of the Disclosing Party’s Confidential Information.

11.3 Notwithstanding Section 11.1, Receiving Party may disclose or produce any Confidential Information if and to the extent required by any discovery request, subpoena, court order or governmental action, provided that Receiving Party gives Disclosing Party reasonable advance notice of the same (e.g., so as to afford Disclosing Party a reasonable opportunity to appear, object, and obtain a protective order or other appropriate relief regarding such disclosure).

11.4 If for any reason this Agreement is terminated, each Receiving Party will promptly return to the other party or, at its option, destroy all copies of material containing confidential or proprietary information disclosed to such Receiving Party by the Disclosing Party. The redelivery or destruction of such material will not relieve the Receiving Party of its obligation regarding confidentiality.

12. General

12.1 Assignment.  Neither Party may assign or transfer this Agreement nor assign or transfer any of its rights or obligations hereunder without the prior written consent of the other Party, which consent may not be unreasonably withheld.   Subject to the foregoing restriction, this Agreement will be fully binding upon, inure to the benefit of, and be enforceable by the parties and their respective successors, assigns and legal representatives.

12.2 Severability. If any provision of this Agreement is found to be invalid or unenforceable, then the remainder of this Agreement will have full force and effect, and the invalid provision will be modified, or partially enforced, to the maximum extent permitted to effectuate the purpose of this Agreement.

12.3 Governing Law and Venue.  This Agreement will be construed and enforced in accordance with the internal laws of the State of Washington.  An action brought to enforce any right or remedy under this Agreement or to interpret any provision of this Agreement must be brought in the state or federal courts in King County, Washington. GCEH consents to venue and jurisdiction in the state and federal courts in King County, Washington.

12.4 Attorneys’ Fees and Costs.  In any judicial action to enforce any right or remedy under this Agreement or to interpret any provision of this Agreement, the prevailing Party will be entitled to an award of its reasonable attorneys’ fees (including a reasonable reimbursement for services of in-house counsel) and its costs incurred in connection therewith.

12.5  Complete Understanding; Modification.  This Agreement constitutes the full and complete understanding of the parties hereto and supersede all prior understandings and agreements with respect to the subject matter hereof.  Any waiver, modification or amendment of any provision of this Agreement will be effective only if in writing and signed by the parties hereto.

12.6 Waiver.  A Party hereto will not be deemed to have waived any of its rights under this Agreement unless the waiver is in writing and signed by such waiving Party.  No delay in exercising any right will operate as a waiver or will a waiver given on one occasion operate as a waiver of such right on a future occasion.

12.7 Notices.    Any notice under this Agreement given by either party to the other will be in writing and in English and delivered either (a) in person or by email, first-class, registered, or certified mail or overnight delivery service, return receipt requested, postage prepaid, or (b) by facsimile with a hard copy mailed or delivered as provided in (a) above unless first acknowledged received by the recipient in writing whether by facsimile or other means.

If to TGI:                                Targeted Growth, Inc.
2815 Eastlake Ave E Suite 300
Seattle WA  98102
Attention:  Robert Woods, CEO
Email:  rwoods@targetedgrowth.com

If to GCEH:                            Global Clean Energy Holdings, Inc.
100 W. Broadway, Suite 650
Long Beach, CA 90802
Attention:  Richard Palmer, President and CEO
Email: rpalmer@gceholdings.com

Either party may by written notice, designate a new or other address to which such notice, demand or communication should thereafter be given, made or mailed.

12.8 Relationship of the Parties.  The Parties are each independent contractors, and no agency, partnership, joint venture or employee-employer relationship is intended or created by this Agreement. Neither Party will have the power to obligate or bind the other Party.

-- Signature Page Follows --

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the Effective Date.

TARGETED GROWTH, INC. By: /s/ MargaretMcCormick Title: Chief Operating Officer	GLOBAL CLEAN ENERGY HOLDINGS, INC. By: /s/ Richard Palmer Title: President and CEO Date: May 24, 2013

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APPENDIX A

DESCRIPTION OF SPACE

[ADD FLOOR PLAN OR OTHER DESCRIPTION OF SPACE]

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[PENDING]

APPENDIX B

RATES AND TERMS

GCEH will pay to TGI a monthly rental fee for use of the Space based upon the actual prop rated costs of the square footage being leased, as well as a portion of the utilities, maintenance and insurance expense for operation of the Space as initially agreed upon in the table below.

	Total Expense	Specific to TGI	Specific to GCEH	Portion Shared	% shared expenses allocated to GCEH	$ shared expenses allocated to GCEH	Due from GCEH
	a	b	c	d = a-b-c	e	f = d x e	c + f

Rent					X%	-
Electricity					X%
Gas				-	X%	-	-
Water				-	X%	-	-
Telephone / Internet				-	X%	-	-
Insurance				-	X%	-	-
Subdivision assessments				-	X%	-	-

EXHIBIT G

Asset Purchase Agreement between Targeted Growth, Inc. & Global Clean Energy Holdings, Inc.
Allocation of Purchase Price

Secured promissory note                                                                                                        $1,300,000

Fair value of shares in GCEH common stock

Number shares common stock                                                                                                40,000,000

Market price of stock on date LOI executed (02.22.13)                                                              0.0185

              740,000

Purchase price                                                                                                                                          $ 2,040,000

Fixed assets acquired                                                                                                                $      159,175

Intangibles acquired                                                                                                                       1,880,825

$ 2,040,000

Unreconciled difference -                                                                                                                                            0

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EXHIBIT H

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS.  THIS NOTE HAS BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO DISTRIBUTION OR RESALE, AND MAY NOT BE SOLD, MORTGAGED, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR SUCH NOTE UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND ANY APPLICABLE STATE SECURITIES STATUTE OR SOME OTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF SUCH ACT AND APPLICABLE LAWS OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.

GLOBAL CLEAN ENERGY HOLDINGS, INC.

SECURED PROMISSORY NOTE

$1,300,000.00	Long Beach, California March 13, 2013

This SECURED PROMISSORY NOTE (this “Note”) is issued pursuant to that certain Asset Purchase Agreement dated as of the date hereof (the “Purchase Agreement”), by and between Global Clean Energy Holdings, Inc., a Delaware corporation (the “Company”), and Targeted Growth, Inc., a Washington corporation (the “Holder”).  The payment of the principal sum of this Note, including interest accrued thereon, is secured pursuant to the terms of that certain Security Agreement dated as of the date hereof (the “Security Agreement”), by and between the Company and the Holder.  Capitalized terms used herein and not defined shall have the meanings ascribed to them in the Purchase Agreement.

1.           Principal and Interest.  The Company, for value received, hereby promises to pay to the order of the Holder, in lawful money of the United States in immediately available funds, the principal amount of One Million, Three Hundred Thousand Dollars ($1,300,000.00), together with simple interest accrued on the unpaid principal of this Note at the rate of ten percent (10.0%) per annum commencing on the date hereof, payable upon the earlier of the following: (a) to the extent of 35.1% of, and on the third business day after, the receipt by the Company of any Qualified Funding; or (b) September 13, 2014 (the “Maturity Date”).  The term “Qualified Funding” means all equity funding in excess of the $800,000, in the aggregate, received by the Company, its subsidiary or an affiliate after the date hereof for its Camelina business.  Notwithstanding the foregoing, in the event any payment is not made by the Company to the Holder within five (5) days of when due hereunder, then, in such case, the unpaid principal balance of this Note shall bear interest at the rate of eighteen percent (18.00%) per annum from the date on which any such payment is due in accordance with the terms hereof until the date on which all past due and then due and unpaid payments are paid.

2.           Payment and Recourse Limitation.  This Note is full recourse to the Company, provided, however that if this Note has not been paid in full prior to the Maturity Date, or if this Note becomes payable as a result of an Acceleration Event, Holder may not seize or take any action to collect any amounts due and owing under this Note against any of the Company’s assets (including its cash) related to a line of business other than the business of developing intellectual property and managing farming activities for the development of Camelina sativa used for biofuels feedstock.  The Camelina Assets and cash derived from the Camelina Assets and the Camelina sativa business will be available to pay this Note. The term “Camelina Assets” means (i) all of the tangible assets acquired by the Company under the Purchase Agreement and all proceeds derived therefrom and still owned by the Company, and (ii) all of the tangible properties and other tangible assets hereafter acquired or developed by the Company or any of its subsidiaries related to the development or commercialization of Camelina sativa as a biofuels feedstock (including cash on hand generated from such sources).  All payments shall be applied first to the payment of accrued interest, second, at the option of Holder, to the payment of attorneys’ fees and collection costs, and third to reduction of the then unpaid principal balance of this Note.

3.           Notices.  Any notice, other communication or payment required or permitted hereunder shall be in writing and shall be deemed to have been given if delivered as described in the Notices section of the Purchase Agreement and to the appropriate addresses listed therein.

4.           Acceleration.  If any of the following events (each an “Acceleration Event”) shall occur prior to September 13, 2014 for any reason whatsoever (and whether such occurrence shall be voluntary or involuntary or come about or be effected by operation of law or otherwise):

(i)           an order, judgment or decree is entered adjudicating the Company bankrupt or insolvent; or the Company shall commence any case or proceeding or take any other action relating to it in bankruptcy or seeking reorganization, liquidation, dissolution, winding-up, arrangement, composition or readjustment of its debts, or for any other relief, under any bankruptcy, insolvency, reorganization, liquidation, dissolution, arrangement, composition, readjustment of debt or other similar act or law of any jurisdiction (federal, state or otherwise), domestic or foreign, now or hereafter existing; or if the Company shall apply for a receiver, custodian or trustee of it or for all or a substantial part of its property; or if the Company shall make an assignment for the benefit of creditors; of if the Company shall admit in writing the inability to, pay its debts as they become due;

(ii)           any case, proceeding or other action against the Company shall be commenced in bankruptcy or seeking reorganization, liquidation, dissolution, winding-up, arrangements, composition or readjustment of its debts, or any other relief, under any bankruptcy, insolvency, reorganization, liquidation, dissolution, arrangement, composition, readjustment of debt or other similar act or law of any jurisdiction (federal, state or otherwise), domestic or foreign, now or hereafter existing; or if a receiver, custodian or trustee of the Company or for all or a substantial part of its properties shall be appointed; or if a warrant of attachment, execution or distraint, or similar process, shall be issued against any substantial part of the property of the Company; and if in each such case such conditions shall continue for a period of ninety (90) days undismissed, undischarged or unbonded;

(iii)           any sale of all or substantially all of the Company’s assets (whether in a single transaction or a series of related transactions), or a restructuring, recapitalization, merger, consolidation or reorganization of the Company with or into another company through one or a series of related transactions in which the stockholders of the Company immediately prior to the transaction possess less than 50% of the voting power of the surviving entity immediately after the transaction, other than a transaction the primary purpose of which is to raise capital;

(iv)           any default by the Company of any material obligation under the Purchase Agreement or the Security Agreement, which default is not cured within 30-days of the date that the Company first becomes aware of such default; or

(v)           the Company fails to make any payment on this Note within five (5) days of the scheduled payment date, and such payment default is not cured by the Company within 10 days of its receipt of a notice of such payment default from the Holder;

then this Note shall forthwith become due and payable, together with interest accrued thereon (including any interest accruing after the commencement of any action or proceeding under the federal bankruptcy laws, as now or hereafter constituted, or any other applicable domestic or foreign federal or state bankruptcy, insolvency or other similar law, and any other interest that would have accrued but for the commencement of such proceeding, whether or not any such interest is allowed as an enforceable claim in such proceeding), without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived, and, subject to Section 2 above, the Company shall forthwith upon any such acceleration pay to the Holder the entire principal of and interest accrued on the Note.

5.           Cumulative Remedies.  The rights and remedies of Holder under this Note, the Security Agreement, at law or in equity, shall be cumulative and concurrent, may be pursued singly, successively or together against the Company.

6.           Waivers and Amendments; No Assignment.  The Company hereby waives presentment, demand for performance, notice of non-performance, protest, notice of protest and notice of dishonor.  No delay on the part of the Holder in exercising any right hereunder shall operate as a waiver of such right or any other right.  No extension of the time for payment of this Note or any installment due hereunder, made by agreement with any person now or hereafter liable for the payment of this Note, shall operate to release, discharge, modify, change or affect the original liability of the Company under this Note, either in whole or in part, unless Holder agrees otherwise in writing.  None of the terms or provisions of this Note may be waived, amended, or otherwise modified except by a written instrument executed by the party against whom enforcement is sought.

7.           Transfer; Obligations Binding on Successors.  The Company may not transfer any of its rights, duties, or obligations under this Note without the prior written consent of Holder.  Holder may pledge, hypothecate, encumber or use this Note as collateral to secure an obligation of Holder at any time without Company’s consent.  The Holder may not otherwise assign or transfer this Note to any third party in whole or in part without the prior written consent of the Company, which consent may not be unreasonably withheld.  This Note, and the duties set forth in the Note, shall bind the Company and its successors and assigns.

8.           Governing Law.  This Note is being delivered in, and shall be governed by and construed in accordance with, the laws of the State of Delaware, without regard to conflicts of laws provisions thereof.

9.           Prepayment.  The Company may prepay all or any portion of the principal of, or accrued interest on, this Note at any time or from time to time without premium or penalty.  Any partial prepayment shall first be applied to accrued and unpaid interest on this Note being prepaid and then to the principal balance of this Note.

10.           Miscellaneous.  In the event any one or more of the provisions of this Note shall for any reason be held to be invalid, illegal or unenforceable, in whole or in part or in any respect, or in the event that any one or more of the provisions of this Note operate or would prospectively operate to invalidate this Note, then and in any such event, such provision(s) only shall be deemed null and void and shall not affect any other provision of this Note and the remaining provisions of this Note shall remain operative and in full force and effect and in no way shall be affected, prejudiced, or disturbed thereby.  Time is of the essence of this Note and of the payments and performances under this Note.

11.           Fees and Expenses.  The Company shall pay all reasonable costs and expenses incurred by or on behalf of the Holder in connection with the Holder’s enforcement of rights under this Note or under the Security Agreement, including costs of collection, court costs and reasonable attorneys’ fees and expenses. Any such costs and expenses shall be paid by the Company within 30 days of its receipt of written notice thereof from the Holder. Any such costs and expenses not paid by the Company shall be added to the principal obligations owed by the Company to the Holder under this Note.

Global Clean Energy Holdings, Inc., a Delaware corporation By: /s/ Richard Palmer Name: Richard Palmer Title: Chief Executive Officer

4849-9268-2003.05
64774.00001

EXHIBIT I

SECURITY AGREEMENT

This SECURITY AGREEMENT is dated as of March 13, 2013 (as the same may from time to time be amended, supplemented or otherwise modified, this “Security Agreement”), by and between Targeted Growth, Inc., a Washington corporation (the “Secured Party”), and Global Clean Energy Holdings Inc., a Delaware corporation (the “Company”).

W I T N E S S E T H:

WHEREAS, the Company and the Secured Party are parties to that certain Asset Purchase Agreement (the “Purchase Agreement”), dated as of March 12, 2013, pursuant to which the Company has agreed to purchase from the Secured Party, and the Secured Party has agreed to sell to the Purchaser, the rights and other assets listed on Annex A, all of which are related to its program of developing intellectual property and managing breeding activities for the development of Camelina sativa as a biofuels feedstock;

WHEREAS, a portion of the consideration for the purchase by the Company of the assets under the Purchase Agreement is in the form of the Company’s secured promissory note, dated as of the date hereof, in the aggregate principal amount of $1,300,000 (the “Note”); and

WHEREAS, pursuant to the Note and the Purchase Agreement, the Company has agreed to execute and deliver this Security Agreement to the Secured Party.

NOW, THEREFORE, the parties hereto hereby agree as follows:

ARTICLE I

GRANT OF SECURITY INTEREST

As security for the prompt payment and performance of the Note (including principal, interest, fees and other amounts payable with respect to the Note), the Company hereby assigns, conveys, mortgages, pledges, hypothecates and transfers to the Secured Party and hereby grants to the Secured Party a security interest in, and continuing lien on the Collateral (as such term is defined on Annex A hereto).

ARTICLE II

REPRESENTATIONS AND WARRANTIES

The Company hereby represents and warrants to the Secured Party, which representations and warranties shall survive execution and delivery of this Security Agreement, as follows:

2.1 Validity and Perfection.

(a) Each of this Agreement and the Note has been duly authorized, executed and delivered by the Company and constitutes a legal, valid and binding obligation of the Company enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency,

(b) reorganization, moratorium or other similar laws affecting creditors’ rights generally and subject to equitable principles (regardless of whether enforcement is sought in equity or at law).

(c) The security interest in the Collateral granted to the Secured Party hereunder constitutes a valid and continuing security interest in the Collateral, securing the payment and performance when due of the Note.

2.2 Predecessors-in-Interest.  During the three years ended on the date hereof, neither the Company nor any of its predecessors-in-interest has conducted any business or sold any goods under any name (including any fictitious business or trade name) other than its legal name which is correctly set forth at the beginning of this Security Agreement.

2.3 No Liens; Other Financing Statements.

(a) Upon consummation of the transactions contemplated by the Purchase Agreement, and subject to the validity and accuracy of the representations and covenants regarding title to the Collateral made by the Secured Party to the Company in the Purchase Agreement:

(i) the Company will be the sole, legal and equitable owner of the Collateral;

(ii) this Agreement creates a valid and enforceable security interest in the Collateral in favor of Secured Party.

(b) The Company will neither create nor permit the existence of any lien or security interest other than the security interest created hereby on the Collateral without the consent of the Secured Party, and no lien or security interest on the Company’s assets exists which would allow the creditor to have priority over the Secured Party with respect to the Collateral.

(c) When UCC financing statements including the information about the Company specified in Section 2.4 have been filed in the jurisdiction set forth on page 1 of this Security Agreement, the Secured Party will hold a perfected security interest in the Collateral to the extent that a security interest therein may be perfected by filing pursuant to the UCC.

2.4 Representations and Covenants Related to Perfection.  The Company represents and warrants to the Secured Party as follows:  (a) the Company’s exact legal name is as indicated on page 1 of this Security Agreement and on the signature page hereof, (b) the Company is an organization of the type and is organized in the jurisdiction set forth on page 1 of this Security Agreement, the chief executive office of the Company is located at 100 West Broadway, #650, Long Beach, California 90802, and the Company has no additional places of business.

2.5

COVENANTS

The Company covenants and agrees with the Secured Party that from and after the date of this Security Agreement:

2.6 Further Assurances.  The Company will from time to time execute, deliver, file and record all further instruments, endorsements and other documents, and take such further action as the Secured Party may deem reasonably necessary in obtaining the full benefits of this Security Agreement and of the rights, remedies and powers herein granted.

2.7 Change of Name; Identity; Corporate Structure; Chief Executive Office.  The Company will not change its name, identity, corporate structure or the location of its chief executive office without giving the Secured Party 15 days prior written notice and taking all action reasonably necessary to maintain the security interest of the Secured Party in the Collateral intended to be granted hereby at all times fully perfected with the same or better priority and in full force and effect.

2.8 Maintain Records.  The Company will keep and maintain at its own cost and expense reasonably satisfactory and complete records of the Collateral.  The Company expressly authorizes the Secured Party or its agent(s) to file UCC Financing Statements, Amendments or Continuation Statements as deemed appropriate by Secured Party until the obligations under the Note are paid in full.

2.9 Sale of Collateral.  The Company will not (i) sell or otherwise dispose of the Collateral other than in the ordinary course of business, or (ii) create, assume, incur or suffer to exist any lien, charge or encumbrance of any kind (whether senior, pari passu or subordinate) on the Collateral, other than Permitted Liens.

2.10 Maintenance of Collateral.  The Company will keep the Collateral, including, without limitation, all inventory and equipment, in good repair, working order and condition, subject to normal wear and tear.

2.11 Payment of Taxes.  The Company will pay and discharge promptly as they become due and payable all taxes, assessments and other governmental charges or levies imposed upon it or its income from the Collateral or upon any of the Collateral or any part of the Collateral, as well as all claims of any kind (including claims for labor, materials and supplies) which if unpaid might by law become a lien, encumbrance or charge upon the Collateral, in each case except as and to the extent that the Company is contesting any of the foregoing in good faith and as to which appropriate reserves are established in the Company’s financial statements.

2.12 Collections by Company.  From and after the occurrence and during the continuance of any Acceleration Event (as defined in the Note), all sums collected or received and all property recovered or possessed by the Company in respect of any of the Collateral, including, without limitation, all sums received in respect of the operation of the Camelina Assets (as defined in the Note), shall be received and held by the Company in trust for the Secured Party and shall be segregated from other assets and funds of the Company and upon the

2.13 request of the Secured Party shall be immediately delivered to the Secured Party (or otherwise in accordance with the instructions of the Secured Party) for application to the payment of the Note.

2.14 Power of Attorney. Upon the occurrence and during the continuance of an Acceleration Event, the Company hereby constitutes and appoints the Secured Party its true and lawful attorney, with full power, in the name of the Company or otherwise, at the expense of the Company and without notice to or demand upon the Company, to grant, sell, convey, assign and transfer the Collateral in accordance with the UCC, free and clear of all liens.  The Company agrees to reimburse the Secured Party on demand for any payments made or expenses incurred by the Secured Party pursuant to the foregoing authorization and any unreimbursed amounts shall constitute amounts outstanding under the Note for all purposes hereof.

2.15 No Duty Regarding Collateral.  The powers conferred on the Secured Party by this Security Agreement are solely to protect the interests of the Secured Party and shall not impose any duty upon the Secured Party to exercise any such power, and if the Secured Party shall exercise any such power, such exercise shall not relieve the Company of any Acceleration Event, and the Secured Party shall be accountable only for amounts actually received as a result thereof.  The Secured Party shall be under no obligation to take steps necessary to preserve the rights in or value of or to collect any sums due in respect of any Collateral against any other person or entity but may do so at its option. All expenses reasonably incurred by the Secured Party upon or during the continuance of an Acceleration Event in connection with the application, protection, maintenance, renewal or preservation of any of the Collateral, shall be borne by the Company.

2.16 Insurance.  The Company will keep Collateral continuously insured by an insurer approved by Secured Party (which approval shall not be unreasonably withheld) against fire, theft and other hazards designated at any time by Secured Party, in an amount equal to the full insurable value thereof, with such form of loss payable clause as designated by and in favor of Secured Party, and will deliver the policies and receipts showing payment of premiums to the Secured Party.  In event of loss, unless the Collateral can be replaced, fully restored or repaired, Secured Party shall have full power to collect any and all insurance upon Collateral and to apply the same at its option to any obligation secured hereby, whether or not matured.

ARTICLE III

REMEDIES; RIGHTS UPON ACCELERATION

3.1 Rights and Remedies Generally.  Upon the occurrence and during the continuance of any Acceleration Event under the Note, then the Secured Party shall have all the rights of a secured party under the UCC, shall have all rights provided by this Security Agreement and shall have all rights now or hereafter existing under all other applicable laws.  “UCC” shall mean the Uniform Commercial Code as the same may, from time to time, be in effect in the State of Delaware; provided, however, in the event that any or all of the attachment, perfection or priority of the Secured Party’s security interest in the Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the state of incorporation of the Company, the term “UCC” shall mean the Uniform Commercial Code as in effect in such other jurisdiction for

3.2 purposes of the provisions hereof relating to such attachment, perfection of priority and for purposes of definitions related to such provisions.

3.3 Assembly and Disposition of Collateral.  Upon the occurrence and during the continuance of any Acceleration Event, (i) the Secured Party shall have the right and power to take possession of the Collateral in accordance with the applicable provisions of the UCC and (ii) upon at least five days’ notice to the Company, the Company shall at its own expense, assemble the Collateral (or from time to time any portion thereof) and make it available to the Secured Party at any place or places designated by the Secured Party which is reasonably convenient to both parties. The Secured Party will give the Company reasonable notice of the time and place of any public sale of the Collateral or the time after which any private sale or any other intended disposition thereof is to be made. The Company agrees that the requirements of reasonable notice to it shall be met if such notice is mailed, postage prepaid to its address specified on the signature page hereto (or such other address that the Company may provide to the Secured Party in writing) at least ten (10) days before the time of any public sale or after which any private sale may be made.  The proceeds of any sale, disposition or other realization upon the Collateral shall be distributed by the Secured Party in the following order of priorities: First, to the Secured Party in an amount sufficient to pay in full the reasonable costs of the Secured Party in connection with such sale, disposition or other realization; second, to the Secured Party in an amount equal to the then unpaid principal balance and accrued but unpaid interest on the Note; and finally, upon payment in full of the Note, to the Company or its representatives, in accordance with the UCC or as a court of competent jurisdiction may direct.

3.4 Recourse.  Subject to the limitations contained in Section 2 of the Note, the Company shall remain liable for any deficiency if the proceeds of any sale or other disposition of the Collateral are insufficient to satisfy the Note.  The Company shall also be liable for all expenses of the Secured Party reasonably incurred in connection with collecting such deficiency, including, without limitation, the reasonable fees and disbursements of counsel employed by the Secured Party to collect such deficiency.

ARTICLE IV

MISCELLANEOUS

4.1 Governing Law.  This Security Agreement is governed by and is to be construed in accordance with the laws of the State of Delaware without giving effect to any choice or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware.

4.2 Notices.  Any notice, other communication or payment required or permitted hereunder shall be in writing and shall be deemed to have been given if delivered as described in the Notices section of the Purchase Agreement and to the appropriate addresses listed therein.

4.3 Successors and Assigns.  This Security Agreement shall be binding upon and inure to the benefit of the Company, the Secured Party, and their respective heirs, representatives, successors and assigns; provided however the Company may not assign this Security Agreement without the Secured Party’s prior written consent.

4.4 Waivers and Amendments.  None of the terms or provisions of this Security Agreement may be waived, amended, supplemented or otherwise modified except by a written instrument executed by the party against whom enforcement is sought.

4.5 No Waiver.  No failure or delay on the part of the Secured Party in exercising any right, power or privilege hereunder and no course of dealing between the Secured Party and the Company shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege.  A waiver by the Secured Party of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy that the Secured Party would otherwise have on any future occasion.  No notice to or demand on the Company in any case shall entitle the Company to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of the Secured Party to any other or future action in any circumstances without notice or demand.  Time is of the essence.

4.6 Termination; Release.  When the Note has been paid in full this Security Agreement shall terminate, and the Secured Party, at the request of the Company, will execute and deliver to the Company the proper instruments (including UCC termination statements) acknowledging the termination of this Security Agreement.  Notwithstanding anything else to the contrary contained herein, this Security Agreement shall continue to be effective or be reinstated, as the case may be, if at any time any amount received by the Secured Party in respect of the Collateral or in respect of the Note is rescinded, annulled or must otherwise be restored or returned by the Secured Party upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of the Company, or upon the appointment of an intervenor, receiver or conservator of, or trustee or similar official for, the Company, or any substantial part of its properties or assets, or otherwise, all as though such payment had not been made.

4.7 Headings Descriptive.  The headings of the several Sections and subsections of this Security Agreement are inserted for convenience only and shall not in any way affect the meaning or construction of any provision of this Security Agreement.

4.8 Severability.  In case any provision in or obligation under this Security Agreement shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

IN WITNESS WHEREOF, the Company and the Secured Party have caused this Security Agreement to be duly executed and delivered as of the date first above written.

GLOBAL CLEAN ENERGY HOLDINGS, INC. By: /s/ Richard Palmer Name: Richard Palmer Title: President and CEO
Address:	100 West Broadway, #650
Long Beach, California 90802
Fax:	310.929.1139

SECURED PARTY TARGETED GROWTH, INC.
/s/ Margaret McCormick
Name:	Margaret McCormick

Address:	2815 Eastlake Ave E, Suite 300
Seattle WA 98102
Fax:	206.336.5573

ANNEX A

The Company hereby pledges and grants to and creates in favor of the Secured Party a continuing lien and security interest in and to all of the right, title and interest of the Company in, to and under the following, wherever located, and all additions and accessions thereto and all substitutions and replacements thereof, and all proceeds, products and accounts thereof, including, without limitation, all proceeds from the sale or transfer of thereof, and of insurance covering the same and all other property at any time and from time to time acquired, receivable or otherwise distributed in respect thereof (collectively, the “Collateral”):

1.           Interest (previously held by Sustainable Oils, LLC) in the following equipment:

(a)	one (1) 2008 model L4740D Kubota four-wheel tractor, serial number 30670;
(b)	one (1) Wintersteiger classic US combine, serial number 1540-4008-1786; and
(c)	one (1) Hege Planting Machine, serial number 1009;

2.           Seed cleaner & cart, 324 Eclipse, 60HCMTR, purchased from A.T. Ferrel Company in September 2009.

3.           Oil-in-seed analyzer, MQ-CU20 control unit, MQ-MU20/25 magnet unit,

4.           Host computer for oil-in-seed analyzer.

5.           MQ-PA247 probe assembly; purchased from Burker Optics in October 2009.

6.           Seed mass/volume machine, purchased from Autopilot Inc. in November 2011.

7.           7x20 14K tilt trailer; VIN:  5M3BU2029A1044083; model year:  2010; make:  Mira; body style:  UT; model/series:  MUET720TA5; primary color:  black; license plate number:  618111A; issuing state:  Montana.

8.           Passenger car; VIN:  2GCEK19K4S1287411; model year:  1995; make:  Chevrolet; body style:  Extended Cab 2D; model/series:  C/K1500 Cheyenne Silverado; primary color:  white; license plate number:  621550A; issuing state:  Montana.

9.           Passenger car, VIN:  3GTEK23M69G104737; model year:  2009; make: GMC; body style:  Crew Cab 4D; model/series:  Sierra 1500 SLE; primary color: silver/stainless; license plate number:  ALC456; issuing state:  Montana.

10.           Lenovo Think Pad Tablet X61, Model 7767C4U, Serial Number LVB36A2.